        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                CYTEL CORPORATION
             (Exact name of Registrant as specified in its charter)
                              --------------------

            Delaware                                          33-0245076
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                             3525 John Hopkins Court
                           San Diego, California 92121
                    (Address of principal executive offices)
                               -------------------

                           1989 STOCK PLAN, AS AMENDED
                    EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
           1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED
                           (Full title of the plans)
                              ---------------------

                                 Edward C. Hall
                            Vice President, Finance,
                      Chief Financial Officer and Secretary
                                CYTEL CORPORATION
                             3525 John Hopkins Court
                           San Diego, California 92121
                     (Name and address of agent for service)

                                 (619) 552-3000
          (Telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:

                             Frederick T. Muto, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                           San Diego, California 92121
                                 (619) 550-6000
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                  PROPOSED       PROPOSED
                                                                   MAXIMUM       MAXIMUM
           TITLE OF SECURITIES                  AMOUNT TO         OFFERING      AGGREGATE       AMOUNT OF
             TO BE REGISTERED                 BE REGISTERED         PRICE        OFFERING     REGISTRATION
                                                                PER SHARE (2)   PRICE (2)          FEE
-------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock, $.01       1,600,000 shares(1)        $1.1875   $1,900,000        $560.50
  par value
=============================================================================================================

    (1) Represents the additional number of shares authorized for issuance under the 1989 Stock Plan, the 1991 Employee Stock Purchase Plan and the 1994 Non-Employee Directors' Stock Option Plan.

    (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and the aggregate offering price are calculated on the basis of the high and low sales prices of Registrant's Common Stock on August 26, 1998 as reported on the Nasdaq National Market.

================================================================================

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
                             STATEMENTS ON FORM S-8


        The contents of Registration Statements on Form S-8 Nos. 33-44335, 33-69350, 33-81236, and 33-11577 filed with the Securities and Exchange Commission on December 4, 1991, September 24, 1993, July 7, 1994 and September 9, 1996, respectively, are incorporated by reference herein.

ITEM 8.  EXHIBITS.

     Exhibit No.   Description
     -----------   -----------

           4.1 Amended and Restated Certificate of Incorporation of the Registrant. (1)

           4.2        By-laws of the Registrant. (1)

           4.3        Preferred Share Purchase Rights Plan. (2)

           4.4 Form of Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation. (3)

           4.5 Certificate of Designation of the Series B Convertible Preferred Stock. (4)

           4.6 Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation. (5)

           4.7 Certificate of Increase of Series A Junior Participating Preferred Stock (5)

           4.8        Specimen stock certificate. (1)

           5.1        Opinion of Cooley Godward LLP.

           23.1       Consent of Ernst & Young LLP, Independent Auditors.

           23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

           24.1       Power of Attorney is contained on the signature page.

           99.1       1989 Stock Plan, as amended. (5)

           99.2 1994 Non-Employee Directors' Stock Option Plan, as amended. (5)

           99.3       Employee Stock Purchase Plan, as amended. (5)

----------------------

                                       1.

(1) Filed as an exhibit to the Registrant's Form S-1 Registration Statement (No. 33-43356) or amendments thereto and incorporated herein by reference.
(2)     Incorporated by reference to the Registrant's Form 8-K, dated March 19,
        1993.
(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1994, filed on March 31, 1995.
(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, filed on March 31, 1998.
(5) Filed as an exhibit to the Quarterly Report on Form 10-Q, for the quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 14, 1998, and incorporated herein by reference.


                                       2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 28, 1998.

                                CYTEL CORPORATION

                                By: /s/  Virgil Thompson
                                   ---------------------------------------------
                                         Virgil Thompson
                                         President and Chief Executive Officer
                                         (PRINCIPAL EXECUTIVE OFFICER)

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Virgil Thompson and Edward C. Hall, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Virgil Thompson                         President, Chief Executive          August 28, 1998
-----------------------------------         Officer and Director (PRINCIPAL
Virgil Thompson                             EXECUTIVE OFFICER)


/s/ Edward C. Hall                          Vice President, Finance, Chief      August 28, 1998
-----------------------------------         Financial Officer and Secretary
Edward C. Hall                              (PRINCIPAL FINANCIAL AND
                                            ACCOUNTING OFFICER)

/s/ Howard E. Greene, Jr.                   Chairman of the Board of            August 28, 1998
-----------------------------------         Directors
Howard E. Greene, Jr.

/s/ David L. Anderson                       Director                            August 28, 1998
-----------------------------------
David L. Anderson

/s/ William T. Comer, Ph.D.                 Director                            August 28, 1998
-----------------------------------
William T. Comer, Ph.D.

/s/ James C. Paulson, Ph.D.                 Vice President, Chief               August 28, 1998
-----------------------------------         Scientific Officer, General
James C. Paulson, Ph.D.                     Manager, Glytec(TM) and Director

/s/ Robert L. Roe, M.D.                     Executive Vice President, Chief     August 28, 1998
-----------------------------------         Operating Officer and Director
Robert L. Roe, M.D.

/s/ Nancy D. Rasmussen                      Director                            August 28, 1998
-----------------------------------
Nancy D. Rasmussen

/s/ David L. Mahoney                        Director                            August 28, 1998
-----------------------------------
David L Mahoney

/s/ Nicole Vitullo                          Director                            August 28, 1998
-----------------------------------
Nicole Vitullo


                                       3.


                                  EXHIBIT INDEX

                                                                               SEQUENTIAL
EXHIBIT NO.                           DESCRIPTION                                PAGE NO.
-----------                           -----------                              ----------
4.1            Amended and Restated Certificate of Incorporation of the
               Registrant. (1)                                                        *

4.2            By-laws of the Registrant. (1)                                         *

4.3            Preferred Share Purchase Rights Plan. (2)                              *

4.4            Form of Certificate of Amendment to the Registrant's
               Amended and Restated Certificate of Incorporation. (3)                 *

4.5            Certificate of Designation of the Series B Convertible
               Preferred Stock. (4)                                                   *

4.6            Certificate of Amendment to the Registrant's Amended
               and Restated Certificate of Incorporation. (5)                         *

4.7            Certificate of Increase of Series A Junior Participating
               Preferred Stock (5)                                                    *

4.8            Specimen Stock Certificate. (1)                                        *

5.1            Opinion of Cooley Godward LLP.                                         7

23.1           Consent of Ernst & Young LLP, Independent Auditors.                    8

23.2           Consent of Cooley Godward LLP.                                         *
               Reference is made to Exhibit 5.1.

24.1           Power of Attorney.  Reference is made to page 3.                       *

99.1           1989 Stock Plan, as amended. (5)                                       *

99.2           1994 Non-Employee Directors' Stock Option Plan, as amended. (5)        *

99.3           Employee Stock Purchase Plan, as amended. (5)                          *

---------------------

(1) Filed as an exhibit to the Registrant's Form S-1 Registration Statement (No. 33-43356) or amendments thereto and incorporated herein by reference.


                                       4.

(2)     Incorporated by reference to the Registrant's Form 8-K, dated March 19,
        1993.

(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1994, filed on March 31, 1995.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, filed on March 31, 1998.

(5) Filed as an exhibit to the Quarterly Report on Form 10-Q, for the quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 14, 1998, and incorporated herein by reference.


                                       5.